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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Walibi S.A.

    We consent to the incorporation by reference in this Registration Statement of Premier Parks Inc. on Form S-8 (File No. 333-xxxxx) of our report dated March 18, 1998 on our audits of the financial statements of Walibi S.A. appearing in Premier Parks Inc.'s Current Report on Form 8-K, dated December 15, 1997, as amended. We also consent to the reference of our firm under the caption "Experts" in this Registration Statement.

                                          PricewaterhouseCoopers
                                          Reviseurs
                                          d'Entreprises/Bedrijfsrevisoren
                                          BCV/SCC
                                          represented by
                                          /s/ PHILIPPE BARBIER
                                          Philippe Barbier

Brussels, Belgium
July 10, 1998